                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        CAPSTAR BROADCASTING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

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

[CAPSTAR LOGO]                                                      July 2, 1999

To our Stockholders:

As you know, we are currently soliciting proxies for a special meeting of stockholders of Capstar Broadcasting Corporation to be held on July 13, 1999, at which you will be asked to consider and vote upon a proposal to approve and adopt the merger agreement relating to the proposed merger of a wholly-owned subsidiary of Chancellor Media with and into Capstar, with Capstar surviving the merger as a wholly-owned subsidiary of Chancellor Media. We are enclosing a supplement to the joint proxy statement/prospectus to provide you with information concerning an amendment, executed on June 30, 1999, to the merger agreement.

Under the terms of the original merger agreement, in connection with the merger affiliates of Hicks, Muse, Tate & Furst Incorporated were to receive approximately $31.7 million in fees at the closing of the merger in satisfaction of contractual arrangements that they had with Capstar. The amendment of the merger agreement provides that in lieu of those fees, affiliates of Hicks Muse will receive $10.0 million in cash at the closing of the merger, together with 5-year options to purchase 969,616 shares of Chancellor Media common stock at an exercise price of $52.00 per share, with the exercisability of the options generally conditioned upon the average fair market value of Chancellor Media common stock, calculated on a daily basis, being equal to or exceeding $100.00 per share for a period of 30 consecutive trading days during the five year period following the merger.

THE BOARD OF DIRECTORS OF CAPSTAR HAS APPROVED THE AMENDMENT TO THE MERGER AGREEMENT AND REAFFIRMS ITS VIEW THAT THE MERGER IS FAIR TO, ADVISABLE AND IN THE BEST INTEREST OF CAPSTAR'S STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, AS AMENDED BY THE FIRST AMENDMENT.

All references to the merger agreement in the joint proxy statement/prospectus and related proxies are deemed to refer to the merger agreement, as amended by the first amendment. If you have already delivered a properly executed proxy, you need not reexecute a proxy unless you wish to change your vote. If you wish to change or revoke your vote, please contact Harris Trust & Savings Bank, our transfer agent, at the address set forth in the accompanying supplement to receive a new proxy card.

It is important that your shares be represented at the annual meeting either in person or by proxy. Your prompt attention to this matter is greatly appreciated.

                                          Sincerely,
                                          /s/ Steven Hicks
                                          R. Steven Hicks
                                          President and Chief Executive Officer

                 SUPPLEMENT TO JOINT PROXY STATEMENT/PROSPECTUS
                  [CHANCELLOR MEDIA CORP. LOGO][CAPSTAR LOGO]

CHANCELLOR MEDIA CORPORATION               CAPSTAR BROADCASTING CORPORATION SPECIAL
ANNUAL MEETING OF STOCKHOLDERS             MEETING OF STOCKHOLDERS TO BE HELD JULY
TO BE HELD JULY 13, 1999                   13, 1999

This supplement dated July 1, 1999 is being furnished to stockholders of Chancellor Media Corporation and Capstar Broadcasting Corporation as a supplement to the joint proxy statement/prospectus dated June 9, 1999 previously sent to the Chancellor Media and Capstar stockholders on or about June 11, 1999 in connection with the solicitation of proxies by the Board of Directors of Chancellor Media for use at the annual meeting of stockholders of Chancellor Media to be held on July 13, 1999 and by the Board of Directors of Capstar for use at the special meeting of stockholders of Capstar to be held on July 13, 1999.

This supplement relates to an amendment of the merger agreement under which Chancellor Media has agreed to acquire Capstar. This supplement is a supplement to and should be read in conjunction with the joint proxy statement/prospectus dated June 9, 1999. Any statement contained in the joint proxy statement/prospectus will be deemed to be modified and superseded to the extent that a statement set forth in this supplement, including the annexes hereto, modifies or supersedes such statement.
                             ---------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement to the joint proxy statement/prospectus is dated July 1, 1999 and it was first mailed to stockholders on or about July 2, 1999.

FIRST AMENDMENT TO MERGER AGREEMENT; BACKGROUND AND REASONS

Under the merger agreement, at the effective time of the merger, affiliates of Hicks, Muse, Tate & Furst Incorporated, some of the largest stockholders of both Chancellor Media and Capstar, were to receive fees from Capstar of $31.7 million in the aggregate in satisfaction of the termination of monitoring and oversight and financial advisory agreements they had with Capstar. After the mailing of the joint proxy statement/prospectus to stockholders of Chancellor Media and Capstar, while soliciting proxies on behalf of the Board of Directors of Chancellor Media, members of management had numerous conversations with various stockholders of Chancellor Media. In connection with these conversations, some of Chancellor Media's stockholders expressed concern regarding the amount of the termination fees for the monitoring and oversight and financial advisory agreements that Hicks Muse would have contractually received at the closing of the merger. Accordingly, management of Chancellor Media approached representatives of Hicks Muse relating to the potential for renegotiation or restructuring of these fees.

Following various conversations held among members of management of Chancellor Media and Capstar and representatives of Hicks Muse beginning during the week of June 21, 1999, Chancellor Media, Capstar and Hicks Muse agreed to modify the terms of the merger agreement to provide for such fees to be paid as follows:

          (1) for termination of the Monitoring and Oversight Agreement, the grant to Hicks, Muse & Co. Partners, L.P. ("Hicks Muse Partners") of a 5-year option to purchase 634,517 shares of Chancellor Media common stock at an exercise price of $52.00 per share, subject to the exercisability of the option being conditioned upon the average fair market value of Chancellor Media common stock, calculated on a daily basis, being equal to or exceeding $100.00 per share for a period of 30 consecutive trading days during the five year period following the merger; provided that such option will no longer be subject to such exercisability threshold following a change in control; and

          (2) for termination of the Financial Advisory Agreement, (A) a one-time cash payment, payable at the closing of the merger, of $10.0 million and (B) the grant to Hicks Muse Partners of an additional option with the same terms as the option described in clause (1) above for 335,099 shares of Chancellor Media common stock.

The options are designed to have a present value equal to $21.7 million, the amount by which the cash payment to Hicks Muse has been reduced. The present value of such option was calculated using the Black-Scholes option pricing model, which takes into account a number of variables. The following four variables were relevant to the calculation of the present value of the Hicks Muse option: (i) the risk-free rate of interest -- 5.92%, based on five-year U.S. Treasury Strip data; (ii) the exercise price -- $52.00 per share, which represents the closing price of Chancellor Media's common stock on June 25, 1999, the last trading day prior to the date on which the agreement regarding the option was reached with Hicks Muse, (iii) the term of the option -- five years; and (iv) a volatility factor -- 37.9%, which reflects the average volatility for the broadcasting industry over a five-year period. Such present value was calculated without taking into account the fact that the option may have no value if the $100.00 stock price threshold is not met. If such fact had been taken into account, additional options would have been granted to achieve such present value. The $100.00 per share exercisability threshold was intended to further align the interests of Hicks Muse with Chancellor Media's other stockholders.

On June 30, 1999, the first amendment to the merger agreement was submitted to and approved by each of the Boards of Directors of Chancellor Media and Capstar, with Messrs. Thomas O. Hicks, Michael J. Levitt and Lawrence D. Stuart, Jr., affiliates of Hicks Muse, abstaining from the vote in each case.

The first amendment to the merger agreement is attached as Annex S-1 to this supplement and is hereby incorporated by reference. All references to the merger agreement in the joint proxy statement/prospectus and related proxies are deemed to refer to the merger agreement as amended by the first amendment.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

Three directors of each of Chancellor Media and Capstar, Messrs. Thomas O. Hicks, Michael J. Levitt and Lawrence D. Stuart, Jr., also serve as officers, directors and partners of various entities affiliated with Hicks Muse.

Following the first amendment to the merger agreement, the following table sets forth the approximate pro rata share attributable to each of Messrs. Thomas O. Hicks, Stuart and Levitt of the fee income to be received by affiliates of Hicks Muse at the completion of the merger.

                       PRO RATA SHARE OF HICKS MUSE FEES

                                                        FEE PAID      FEE PAID IN
NAME                                                    IN CASH         OPTIONS
----                                                 --------------   -----------
                                                                      (NUMBER OF
                                                     (IN THOUSANDS)     SHARES)
Thomas O. Hicks...................................       $2,769         268,487
Lawrence D. Stuart, Jr............................          541          52,456
Michael J. Levitt.................................        1,027          99,580

The following table sets forth certain information regarding the options to be received by Hicks Muse at the closing of the merger.

                               HICKS MUSE OPTIONS

                                         NUMBER OF
                                          SHARES                                     GRANT DATE
                                        UNDERLYING    EXERCISE PRICE   EXPIRATION   PRESENT VALUE
NAME                                    OPTIONS(#)      ($/SHARE)         DATE          $(1)
----                                    -----------   --------------   ----------   -------------
Hicks, Muse & Co. Partners, L.P. .....      969,616       52.00         7/13/04       21,700,000

---------------

(1) The present value of each grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: exercise price of $52.00 per share; expected volatility of 37.9%; risk-free interest rate of 5.92%; and expected life of 5 years. No discount was made for the fact that the option may have no value if the $100.00 stock price threshold is not met.

REVOCATION OF PROXIES

CHANCELLOR MEDIA STOCKHOLDERS

Any Chancellor Media stockholder that has previously delivered a properly executed proxy need NOT reexecute a proxy. A proxy, previously delivered, may, however, be revoked by either

(1) filing with The Bank of New York in its capacity as transfer agent for the Chancellor Media common stock, at or before the Chancellor Media annual meeting, a written notice of revocation bearing a later date than the proxy;

(2) duly executing a subsequent proxy relating to the same shares of Chancellor Media common stock and delivering it to the Chancellor Media transfer agent at or before the meeting; or

(3) attending the Chancellor Media annual meeting and voting in person, although attendance at the meeting will not in and of itself constitute a revocation of proxy.

Any written notice revoking a proxy or request for an additional proxy should be sent to:

                              The Bank of New York
                               101 Barclay Street
                            New York, New York 10286
                             Attn: Proxy Department

CAPSTAR STOCKHOLDERS

Any Capstar stockholder that has previously delivered a properly executed proxy need NOT reexecute a proxy. A proxy, previously delivered, may, however, be revoked by either

(1) filing with Harris Trust & Savings Bank in its capacity as transfer agent for the Capstar common stock, at or before the Capstar special meeting, a written notice of revocation bearing a later date than the proxy;

(2) duly executing a subsequent proxy relating to the same shares of Capstar common stock and delivering it to the Capstar transfer agent at or before the meeting; or

(3) attending the Capstar special meeting and voting in person, although attendance at the meeting will not in and of itself constitute a revocation of proxy.

Any written notice revoking a proxy or request for an additional proxy should be sent to:

                          Harris Trust & Savings Bank
                       311 W. Monroe Street, 144th Floor
                            Chicago, Illinois 60606
                             Attn: Proxy Department

                                                                       ANNEX S-1

                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

     THIS FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of June 30, 1999 (the "First Amendment"), is being entered into by and among CHANCELLOR MEDIA CORPORATION, a Delaware corporation ("Chancellor"), CAPSTAR BROADCASTING CORPORATION, a Delaware corporation ("Capstar"), and CMC MERGER SUB, INC., a Delaware corporation and wholly-owned subsidiary of Chancellor ("Merger Sub").

                                    RECITALS

     WHEREAS, Chancellor, Capstar and Merger Sub are parties to that certain Amended and Restated Agreement and Plan of Merger, dated as of April 29, 1999 (the "Merger Agreement");

     WHEREAS, Chancellor, Capstar and Merger Sub desire by this First Amendment to amend certain provisions of the Merger Agreement; and

     WHEREAS, the respective Boards of Directors of Chancellor, Capstar and Merger Sub have approved this First Amendment;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this First Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Amendments. Section 7.3(e) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

             "(e) Financial Services Agreement. Capstar and certain of its subsidiaries and Hicks Muse shall have entered into an amendment to each of the Monitoring and Oversight Agreement (the "Capstar M&O Agreement") between Hicks Muse and Capstar, the Monitoring and Oversight Agreement (the "Partners M&O Agreement") between Hicks Muse and Capstar Partners, the Financial Advisory Agreement (the "Capstar Financial Advisory Agreement") between Hicks Muse and Capstar, and the Financial Advisory Agreement (the "Partners Financial Advisory Agreement") between Hicks Muse and Capstar Partners, that provide (i) the Partners M&O Agreement will be terminated at the Effective Time with no further obligation of any party thereto, (ii) the Partners Financial Advisory Agreement will be terminated at the Effective Time with no further obligation of any party thereto, and (iii) the Capstar M&O Agreement will be terminated at the Effective Time and, in consideration therefor, Chancellor Media shall grant Hicks Muse an option (a "Hicks Muse Option") at the Closing Date to purchase up to 634,517 shares of Chancellor Common Stock. The Hicks Muse Option shall have an exercise price of $52.00 per share and shall expire on the fifth anniversary of the Closing Date; provided, that the Hicks Muse Option shall only become exercisable after the date on which the average fair market value of a share of Chancellor Common Stock, calculated on a daily basis, equals or exceeds $100.00 per share for a period of 30 consecutive trading days during the period from (and including) the Closing Date through (and including) the fifth anniversary of the Closing Date; provided further that the Hicks Muse Option will not be subject to such exercisability threshold following a change in control, and (iv) the Capstar Financial Advisory Agreement will be terminated at the Effective Time and in consideration therefor, Hicks Muse will receive a fee from Capstar of $10 million in cash, payable at the Closing, and Chancellor shall grant to Hicks Muse a Hicks Muse Option on the Closing Date to purchase up to 335,099 shares of Chancellor Common Stock. Prior to the Closing, Chancellor shall use its reasonable best efforts to enter into a joinder to the Chancellor Stockholders Agreement with each proposed holder of the Hicks Muse Options (or otherwise enter into a new agreement with any such holder and the existing parties to the Chancellor Stockholders Agreement) providing for rights of registration under the Securities Act of all shares of Chancellor Common Stock issuable upon exercise of the Hicks Muse Options on substantially similar terms as are provided in the Chancellor Stockholders Agreement, with such changes as are described in the supplement to the Chancellor Disclosure Letter dated April 29, 1999."

          2. Merger Agreement Otherwise Unchanged. Except as set forth in this First Amendment, the Merger Agreement shall remain in full force and effect in accordance with its terms. In the event of any conflict between the provisions of this First Amendment and the Merger Agreement, the provisions of this First Amendment shall control.

          3. Rules of Construction; Governing Law. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Merger Agreement. This First Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that may otherwise govern under applicable principles of conflicts of laws thereof.

          4. Counterparts. This First Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument and shall be effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

           [The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, this First Amendment has been duly executed and delivered by the duly authorized officers of Chancellor, Capstar and Merger Sub effective as of the date first written above.

                                     CHANCELLOR MEDIA CORPORATION

                                     By:         /s/ THOMAS O. HICKS
                                        ----------------------------------------
                                     Name: Thomas O. Hicks
                                     Title: Chairman and Chief Executive Officer

                                     CAPSTAR BROADCASTING CORPORATION

                                     By:         /s/ R. STEVEN HICKS
                                        ----------------------------------------
                                     Name: R. Steven Hicks
                                     Title: President and Chief Executive
                                     Officer

                                     CMC MERGER SUB, INC.

                                     By:         /s/ THOMAS O. HICKS
                                        ----------------------------------------
                                     Name: Thomas O. Hicks
                                     Title: Chairman